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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Southern Mineral Corporation:

We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-6051 and No. 333-12375) of Southern Mineral Corporation of our report dated August 28, 1997 relating to the consolidated balance sheet of Southern Mineral Corporation and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 1996 annual report on Form 10-KSB/A of Southern Mineral Corporation.


                                        KPMG PEAT MARWICK LLP

Houston, Texas
December 4, 1997